EXHIBIT 24

POWERS OF ATTORNEY

          The undersigned directors of OMNICARE, INC. (“Company”) hereby appoints JOEL F. GEMUNDER, DAVID W. FROESEL, JR. and CHERYL D. HODGES as his/her true and lawful attorneys-in-fact for the purpose of signing the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and all amendments thereto, to be filed with the Securities and Exchange Commission. Each of such attorneys-in-fact is appointed with full power to act without the other.

/s/	John T. Crotty	February 19, 2009

	John T. Crotty	Date

/s/	Steven J. Heyer	February 25, 2009

	Steven J. Heyer	Date

/s/	Sandra E. Laney	February 18, 2009

	Sandra E. Laney	Date

/s/	Andrea R. Lindell, Ph.D., RN	February 19, 2009

	Andrea R. Lindell, Ph.D., RN	Date

/s/	John H. Timoney	February 19, 2009

	John H. Timoney	Date

/s/	James D. Shelton	February 24, 2009

	James D. Shelton	Date

/s/	Amy Wallman	February 18, 2009

	Amy Wallman	Date